As filed with the Securities and Exchange Commission on December 21, 2010
Registration No. 333-169626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST- EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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TURBOSONIC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	8711	13-1949528
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513

(Address and telephone number of registrant’s principal executive offices)

Egbert Q. van Everdingen
President
TurboSonic Technologies, Inc.
550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Ira I. Roxland
SNR Denton US LLP
1221 Avenue of the Americas
New York, New York  10020
Telephone:  (212) 768-6700
Fax:  (212) 768-6800

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting company

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to a Registration Statement on Form S-1 (File No. 333-169626) (the “Registration Statement”) filed by TurboSonic Technologies, Inc. (the “Registrant”) on September 29, 2010 with the Securities and Exchange Commission and subsequently amended on October 8, 2010 and November 8, 2010. The Registration Statement registered 7,569,027 shares of common stock, $0.10 par value, of the Registrant (the “common stock”) and non-transferable subscription rights to purchase such common stock (the “subscription rights”). The subscription rights were distributed to holders of common stock at 5:00 p.m., New York City time, on November 8, 2010 (the Rights Offering”).

The Rights Offering (including the subscription rights) expired at 5:00 p.m., New York City time, on December 10, 2010. The Registrant sold 3,416,284 shares of common stock pursuant to the Rights Offering.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, the 4,152,743 shares of common stock that were not sold pursuant to the Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterloo, Ontario, Canada, on December 21, 2010.

TURBOSONIC TECHNOLOGIES, INC.

By:	/s/ Edward F. Spink
Edward F. Spink
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
/s/ Edward F. Spink Edward F. Spink	Chief Executive Officer (Principal Executive Officer) and Director	December 21, 2010
* Egbert Q. van Everdingen	President, Secretary, Treasurer and Director	December 21, 2010
* Carl A. Young	Chief Financial Officer (Principal Financial Officer)	December 21, 2010
* David J. Hobson	Vice President Finance and Administration (Principal Accounting Officer)	December 21, 2010
* Ken Kivenko	Chairman of the Board of Directors	December 21, 2010
* Richard H. Hurd	Director	December 21, 2010
* Glen O. Wright	Director	December 21, 2010
* Raymond L. Alarie	Director	December 21, 2010
* F. Eugene Deszca	Director	December 21, 2010

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*
Edward F. Spink, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

Date: December 21, 2010	By:	/s/ Edward F. Spink
Edward F. Spink